Exhibit 99.1
KELLY SERVICES® REPORTS 1st QUARTER 2015 RESULTS

TROY, MI (May 6, 2015) -- Kelly Services, Inc. (Nasdaq: KELYA) (Nasdaq: KELYB), a leader in providing workforce solutions, today announced results for the first quarter of 2015.

Carl T. Camden, President and Chief Executive Officer, announced revenue for the first quarter of 2015 totaled $1.3 billion, a 1% decrease (a 4% increase on a constant currency basis) compared to the corresponding quarter of 2014.

Earnings from operations for the first quarter of 2015 totaled $12.1 million, compared to $6.3 million reported for the first quarter of 2014.

Diluted earnings per share in the first quarter of 2015 were $0.10 compared to $0.07 per share in the first quarter of 2014.

Commenting on the first quarter, Camden stated, “We’re pleased with Kelly’s overall performance and our ability to double operating earnings over the same period last year. Our U.S. local markets are off to a strong start in 2015, and our expanded PT sales and recruiting teams are showing the solid growth we expected from our 2014 investments. In addition, our continued success in our OCG segment reflects our ability to help some of the world’s largest companies design and deliver more holistic solutions for acquiring and managing their talent.”

Kelly also reported that on May 5, its board of directors declared a dividend of $0.05 per share. The dividend is payable June 2 to shareholders of record as of the close of business on May 18.

In conjunction with its first quarter earnings release, Kelly Services, Inc. will host a conference call at 9:00 a.m. (ET) on May 6, to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Telephone:

U.S.	1 800 288-9626

International	1 651 291-5254

The pass code is Kelly Services

Via the Internet:

The call is also available via the internet through the Kelly Services website:
www.kellyservices.com

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties.  These factors include, but are not limited to, competitive market pressures including pricing and technology introductions, changing market and economic conditions, our ability to achieve our business strategy, the risk of damage to our brand, our ability to successfully develop new service offerings, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, our increasing dependency on third parties for the execution of critical functions, the risks associated with past and future acquisitions, exposure to risks associated with investments in equity affiliates, material changes in demand from or loss of large corporate customers, risks associated with conducting business in foreign countries, including foreign currency fluctuations, availability of full-time employees to lead complex talent supply chain sales and operations, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, the risk of cyber attacks or other breaches of network or information technology security as well as risks associated with compliance on data privacy, our ability to sustain critical business applications through our key data centers, our ability to effectively implement and manage our information technology programs, our ability to maintain adequate financial and management processes and controls, impairment charges triggered by adverse industry or market developments, unexpected changes in claim trends on workers’ compensation, disability and medical benefit plans, the impact of the Patient Protection and Affordable Care Act on our business, the impact of changes in laws and regulations (including federal, state and international tax laws and the expiration and/or reinstatement of the U.S. work opportunity credit program), the risk of additional tax or unclaimed property liabilities in excess of our estimates, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission.  Actual results may differ materially from any forward looking statements contained herein, and we have no intention to update these statements.

About Kelly Services®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) is a leader in providing workforce solutions. Kelly® offers a comprehensive array of outsourcing and consulting services as well as world-class staffing on a temporary, temporary-to-hire and direct-hire basis. Serving clients around the globe, Kelly provided employment to approximately 555,000 employees in 2014. Revenue in 2014 was $5.6 billion. Visit kellyservices.com and connect with us on Facebook, LinkedIn, & Twitter.

KLYA-FIN

# # #

ANALYST CONTACT:	MEDIA CONTACT:

James Polehna	Jane Stehney

(248) 244-4586	(248) 244-5630

james_polehna@kellyservices.com	jane_stehney@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED MARCH 29, 2015 AND MARCH 30, 2014
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2015	2014	Change		Change	Change

Revenue from services	$1,320.6	$1,330.8	$(10.2)		(0.8)%	4.4%

Cost of services	1,100.3	1,108.5	(8.2)		(0.7)

Gross profit	220.3	222.3	(2.0)		(0.9)	3.8

Selling, general and administrative expenses	208.2	216.0	(7.8)		(3.6)	1.0

Earnings from operations	12.1	6.3	5.8		94.0

Other expense, net	2.5	1.7	0.8		(51.5)

Earnings before taxes	9.6	4.6	5.0		109.4

Income tax expense	5.9	2.1	3.8		183.7

Net earnings	$3.7	$2.5	$1.2		48.3%

Basic earnings per share	$0.10	$0.07	$0.03		42.9%
Diluted earnings per share	$0.10	$0.07	$0.03		42.9%

STATISTICS:

Gross profit rate	16.7%	16.7%	—	pts.

Selling, general and administrative expenses:
% of revenue	15.8	16.2	(0.4)
% of gross profit	94.5	97.2	(2.7)

% Return:
Earnings from operations	0.9	0.5	0.4
Earnings before taxes	0.7	0.3	0.4
Net earnings	0.3	0.2	0.1

Effective income tax rate	61.1%	45.1%	16.0	pts.

Average number of shares outstanding (millions):
Basic	37.7	37.4
Diluted	37.8	37.4

Shares adjusted for nonvested restricted awards (millions):
Basic	38.8	38.5
Diluted	38.8	38.5

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	First Quarter
					Constant
					Currency
	2015	2014	Change		Change
AMERICAS
Commercial
Revenue from services	$641.4	$613.2	4.6%		6.2%
Staffing fee-based income included in revenue from services	3.5	3.2	6.0		8.4
Gross profit	97.8	91.8	6.6		7.9
Gross profit rate	15.3%	15.0%	0.3	pts.
PT
Revenue from services	$232.8	$236.4	(1.5)%		(1.1)%
Staffing fee-based income included in revenue from services	3.5	3.6	(2.6)		(2.0)
Gross profit	38.9	39.8	(2.1)		(1.7)
Gross profit rate	16.7%	16.8%	(0.1)	pts.
Total Americas
Revenue from services	$874.2	$849.6	2.9%		4.2%
Staffing fee-based income included in revenue from services	7.0	6.8	1.5		3.0
Gross profit	136.7	131.6	4.0		5.0
Total SG&A expenses	113.5	109.5	3.7		4.7
Earnings from operations	23.2	22.1	5.2

Gross profit rate	15.6%	15.5%	0.1	pts.
Expense rates:
% of revenue	13.0	12.9	0.1
% of gross profit	83.0	83.3	(0.3)
Return on sales	2.7	2.6	0.1

EMEA
Commercial
Revenue from services	$178.3	$221.9	(19.7)%		(1.8)%
Staffing fee-based income included in revenue from services	3.5	4.8	(26.9)		(7.2)
Gross profit	24.6	32.9	(25.2)		(8.9)
Gross profit rate	13.8%	14.8%	(1.0)	pts.
PT
Revenue from services	$40.3	$47.7	(15.4)%		2.2%
Staffing fee-based income included in revenue from services	2.6	3.6	(28.8)		(10.9)
Gross profit	8.7	11.1	(21.8)		(4.5)
Gross profit rate	21.5%	23.3%	(1.8)	pts.
Total EMEA
Revenue from services	$218.6	$269.6	(18.9)%		(1.1)%
Staffing fee-based income included in revenue from services	6.1	8.4	(27.7)		(8.8)
Gross profit	33.3	44.0	(24.4)		(7.8)
Total SG&A expenses	33.5	41.9	(20.1)		(3.1)
Earnings from operations	(0.2)	2.1	NM

Gross profit rate	15.2%	16.3%	(1.1)	pts.
Expense rates:
% of revenue	15.3	15.5	(0.2)
% of gross profit	100.5	95.1	5.4
Return on sales	(0.1)	0.8	(0.9)

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	First Quarter
					Constant
					Currency
	2015	2014	Change		Change
APAC
Commercial
Revenue from services	$85.6	$83.0	3.2%		12.5%
Staffing fee-based income included in revenue from services	1.5	1.9	(21.6)		(15.7)
Gross profit	13.0	12.3	5.3		14.7
Gross profit rate	15.2%	14.8%	0.4	pts.
PT
Revenue from services	$10.5	$8.6	22.1%		34.1%
Staffing fee-based income included in revenue from services	1.6	1.7	(4.3)		3.0
Gross profit	2.9	2.8	4.8		13.9
Gross profit rate	27.5%	32.0%	(4.5)	pts.
Total APAC
Revenue from services	$96.1	$91.6	5.0%		14.5%
Staffing fee-based income included in revenue from services	3.1	3.6	(13.5)		(6.9)
Gross profit	15.9	15.1	5.2		14.5
Total SG&A expenses	12.1	14.3	(15.5)		(8.3)
Earnings from operations	3.8	0.8	410.2

Gross profit rate	16.5%	16.5%	—	pts.
Expense rates:
% of revenue	12.6	15.7	(3.1)
% of gross profit	76.4	95.1	(18.7)
Return on sales	3.9	0.8	3.1

OCG
Revenue from services	$149.5	$134.4	11.2%		12.6%
Gross profit	35.5	32.6	8.9		10.0
Total SG&A expenses	32.7	31.4	4.0		6.5
Earnings from operations	2.8	1.2	138.6

Gross profit rate	23.8%	24.3%	(0.5)	pts.
Expense rates:
% of revenue	21.9	23.4	(1.5)
% of gross profit	92.0	96.3	(4.3)
Return on sales	1.9	0.9	1.0

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	March 29, 2015	Dec. 28, 2014	March 30, 2014
Current Assets
Cash and equivalents	$49.4	$83.1	$57.9
Trade accounts receivable, less allowances of
$11.5, $10.7 and $10.2, respectively	1,099.3	1,122.8	1,080.2
Prepaid expenses and other current assets	52.0	47.9	61.6
Deferred taxes	32.4	34.4	29.2
Total current assets	1,233.1	1,288.2	1,228.9

Property and Equipment, Net	89.8	93.0	90.8

Noncurrent Deferred Taxes	147.9	146.3	129.3

Goodwill, Net	90.3	90.3	90.3

Other Assets	305.2	300.1	265.1

Total Assets	$1,866.3	$1,917.9	$1,804.4

Current Liabilities
Short-term borrowings	$80.6	$91.9	$54.8
Accounts payable and accrued liabilities	344.4	364.0	321.7
Accrued payroll and related taxes	292.8	308.5	291.2
Accrued insurance	26.7	26.9	25.5
Income and other taxes	64.6	68.8	68.4

Total current liabilities	809.1	860.1	761.6

Noncurrent Liabilities
Accrued insurance	43.5	43.9	45.4
Accrued retirement benefits	144.9	140.8	140.4
Other long-term liabilities	37.7	39.4	31.8

Total noncurrent liabilities	226.1	224.1	217.6

Stockholders' Equity
Common stock	40.1	40.1	40.1
Treasury stock	(49.7)	(49.8)	(56.0)
Paid-in capital	25.9	24.9	27.5
Earnings invested in the business	769.2	767.4	751.9
Accumulated other comprehensive income	45.6	51.1	61.7

Total stockholders' equity	831.1	833.7	825.2

Total Liabilities and Stockholders' Equity	$1,866.3	$1,917.9	$1,804.4

STATISTICS:
Working Capital	$424.0	$428.1	$467.3
Current Ratio	1.5	1.5	1.6
Debt-to-capital %	8.8%	9.9%	6.2%
Global Days Sales Outstanding	57	54	57

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 13 WEEKS ENDED MARCH 29, 2015 AND MARCH 30, 2014
(UNAUDITED)
(In millions of dollars)

	2015	2014
Cash flows from operating activities:
Net earnings	$3.7	$2.5
Noncash adjustments:
Depreciation and amortization	5.5	5.3
Provision for bad debts	1.2	1.6
Stock-based compensation	1.2	1.7
Other, net	(0.6)	0.3
Changes in operating assets and liabilities	(27.4)	(102.2)

Net cash used in operating activities	(16.4)	(90.8)

Cash flows from investing activities:
Capital expenditures	(2.6)	(3.3)
Investment in equity affiliate	—	(0.6)
Other investing activities	(0.2)	0.1

Net cash used in investing activities	(2.8)	(3.8)

Cash flows from financing activities:
Net change in short-term borrowings	(11.0)	26.5
Dividend payments	(1.9)	(1.9)

Net cash (used in) from financing activities	(12.9)	24.6

Effect of exchange rates on cash and equivalents	(1.6)	2.2

Net change in cash and equivalents	(33.7)	(67.8)
Cash and equivalents at beginning of period	83.1	125.7

Cash and equivalents at end of period	$49.4	$57.9

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	First Quarter (Commercial, PT and OCG)
			% Change
				Constant
	2015	2014	US$	Currency

Americas
United States	$883.0	$839.9	5.1%	5.1%
Canada	42.7	46.7	(8.6)	2.3
Mexico	31.9	30.7	4.1	17.6
Puerto Rico	24.8	25.1	(0.8)	(0.8)
Brazil	13.9	15.9	(12.5)	(1.0)
Total Americas	996.3	958.3	4.0	5.1

EMEA
France	56.4	62.8	(10.3)	8.7
Switzerland	48.1	62.3	(22.7)	(17.4)
Portugal	31.3	26.6	17.8	43.2
United Kingdom	23.6	27.8	(15.2)	(7.5)
Russia	18.2	34.9	(47.9)	(6.6)
Germany	13.4	16.7	(19.7)	(3.0)
Italy	12.5	14.9	(15.7)	2.4
Norway	9.4	14.4	(34.8)	(17.1)
Other	11.0	17.1	(35.6)	(21.8)
Total EMEA	223.9	277.5	(19.3)	(1.7)

APAC
Singapore	31.3	30.3	3.2	10.2
Australia	30.4	26.5	14.9	31.0
Malaysia	15.5	16.5	(6.7)	2.3
New Zealand	10.5	12.3	(14.7)	(5.2)
Other	12.7	9.4	35.0	36.7
Total APAC	100.4	95.0	5.5	15.2

Total Kelly Services, Inc.	$1,320.6	$1,330.8	(0.8)%	4.4%